The L.S. Starrett Company Announces Fiscal 2023 Second Quarter Results

ATHOL, MA. – February 6, 2023 – The L.S. Starrett Company (NYSE: SCX) (“Starrett” or “the Company”) a global innovator, manufacturer and marketer of precision measuring tools, cutting tools and equipment, and high-end metrology solutions for industrial, professional, and consumer markets, today announced operating results for the quarter ended December 31, 2022.

Fiscal 2023 Second Quarter Financial Highlights

•Net sales of $66.8 million increased 9% compared to the second quarter of the prior year. North American businesses continued to outperform the prior year with an increase in net sales of 21%, while net sales at the Company’s international operations declined by 5%. International net sales were negatively impacted in Europe as a result of economic conditions and the on-going war in Ukraine. North American net sales were supported by continued high demand for precision granite products and stable demand for the Company’s portfolio of precision measuring tools and saw blades sold through industrial distribution.
•Gross margin for the quarter was 32.3%, an improvement of 140 basis points from 30.9% in the second quarter of the prior year. The Company improved gross margin through a series of price increases, despite continuing to experience macro-economic and inflationary pressures on most production inputs.
•Operating income for the quarter was 8.9%, an improvement of 200 basis points compared to 6.9% in the second quarter of the prior year. Primary drivers were improved gross margin and reduced Selling General and Administrative costs as a percentage of net sales by 80 basis points, from 24.1% in the second quarter last year to 23.3% in the second quarter this fiscal year.
•Net income for the quarter was $3.1 million, or $0.42 per diluted share, an improvement of $0.6 million, or 23.9%, compared to net income of $2.5 million, or $0.34 per diluted share, for the second quarter in the prior year.

“Our improved performance in the second quarter is the result of solid execution throughout our global business. While the macro-economic landscape remains volatile, our personnel throughout the globe continue to navigate the challenges and are focused on continuing our positive trajectory in the second half of our fiscal year,” said Douglas A. Starrett, President and Chief Executive Officer

About The L.S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L.S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates three major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett is a brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com.

Forward-Looking Statements:
This press release may contain forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on August 25, 2022 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

L.S. Starrett Company
Summary of Operations
Quarter Ended December 31, 2022
TABLE 1

L.S. Starrett Company
Consolidated, Condensed Balance Sheet
December 31, 2022
TABLE 2

Contact:
John C. Tripp
Chief Financial Officer
(978) 249-3551
jtripp@starrett.com